UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2025

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-2402	41-0319970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hormel Place

Austin, MN 55912

(Address of Principal Executive Office, including zip code)

(507) 437-5611

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01465 par value	HRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hormel Foods Corporation (the “Company”) announced today that James P. Snee, Chairman of the Board (“Chairman”), President and Chief Executive Officer (“CEO”) of the Company and the Company have agreed that Mr. Snee will retire at the end of the Company’s fiscal year 2025, which ends October 26, 2025. Mr. Snee will continue to serve as President and CEO until the earlier of his departure and the appointment of his successor. Following his termination of employment, Mr. Snee will be retained in a consulting capacity for 18 months to assist the Company and his successor in the transition. On January 14, 2025, the Company issued a press release regarding Mr. Snee’s impending retirement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

If Mr. Snee’s successor is appointed before October 26, 2025, Mr. Snee will transition at that time to non-executive employment with the Company as a special advisor to the Board to assist with transition matters until October 26, 2025. On October 26, 2025, Mr. Snee’s employment will end and on October 27, 2025 Mr. Snee will begin his service with the Company as a consultant.

In connection with this executive transition, while he is employed by the Company, Mr. Snee will: (i) continue to receive a base salary at the level currently in effect; (ii) receive a grant of 200,000 Operators’ Shares under the Operators’ Share Plan for fiscal year 2025; (iii) continue to participate in the Company’s Annual Incentive Plan (“AIP”) for fiscal year 2025 with an award target value equal to the target value of his award for fiscal year 2024, and with payout of such award based on actual performance for the full fiscal year; (iv) continue participation in the Company’s cash-based Long Term Incentive Plan for fiscal year 2025 with an award target value of $4.0 million; (v) be eligible to receive an equity award for fiscal year 2025, made in the normal course and consistent with past practice, of non-qualified stock options (“Options”) and restricted stock units (“RSUs”) with a grant date fair value equal to the grant date fair value of his equity award for fiscal year 2024 and with terms consistent with the equity award grant for fiscal year 2024; and (vi) continue to participate in the Company’s pension and retirement plans and in the Company’s other benefit plans and programs generally available to the Company’s executive officers pursuant to the terms of such arrangements. After the end of Mr. Snee’s employment, he will receive a lump-sum cash payment for all accrued but unused vacation days, the title to his Company-provided vehicle, and a lump-sum payment of $50,000 for legal fees relating to this arrangement (collectively, the “Post-termination Benefits”). Further, due to Mr. Snee’s age and 36 years of service to the Company, Mr. Snee’s termination of employment on October 26, 2025 will be a retirement under the Company’s benefit plans and programs, including its award agreements for outstanding RSUs and Options and the Operators’ Share Plan. Mr. Snee will sign a customary release of claims and agree to comply with applicable restrictive covenants. If the Company terminates Mr. Snee’s employment with the Company prior to October 26, 2025 due to his “disability” (as defined in the Company’s 2018 Incentive Compensation Plan), Mr. Snee will be entitled to receive, in exchange for a customary release of claims and compliance with applicable restrictive covenants, (i) the payments and benefits described above as if he remained employed with the Company through October 26, 2025, and (ii) the Post-termination Benefits.

Following his cessation of employment with the Company on October 26, 2025, Mr. Snee will provide consulting services for 18 months to assist with the executive transition. In connection with his consulting services to the Company, Mr. Snee will: (i) receive monthly fees totaling an aggregate of $2.0 million; (ii) participate under the Company’s AIP for fiscal year 2026 and fiscal year 2027, in each case with a target award opportunity of $1.85 million pro-rated for the length of Mr. Snee’s service during such fiscal year and based on the greater of (A) actual performance for the full fiscal year and (B) target performance for the full fiscal year; and (iii) be eligible to receive an equity award for fiscal year 2026 consisting of Options with a grant date fair value of $1.5 million and RSUs with a grant date fair value of $1.5 million (the grants of Options and RSUs for fiscal year 2026, the “FY26 Award”). The FY26 Award will vest in full on the 18-month anniversary of October 26, 2025, will not include accelerated vesting upon retirement and will otherwise be subject to the terms of the Company’s 2018 Incentive Compensation Plan and the applicable award agreements. If (i) Mr. Snee does not execute the release of claims required for this arrangement or revokes such release prior to it becoming effective, or (ii) the Company terminates Mr. Snee’s employment with the Company prior to October 26, 2025 due to his disability, the consulting arrangement will be null and void from the outset and Mr. Snee will not receive any of the above-described compensation.

On January 9, 2025, the Company and Mr. Snee entered into a Retirement and Transition Agreement to memorialize certain terms of this arrangement, and the Company and Mr. Snee expect to enter into a Consulting Agreement prior to Mr. Snee’s cessation of employment with the Company on October 26, 2025, to memorialize the remaining terms of this arrangement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued January 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION

By:	/s/ COLLEEN BATCHELER
COLLEEN BATCHELER
Senior Vice President, External Affairs and General Counsel

Date: January 14, 2025